Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated February 10, 2022 on the consolidated financial statements of Clickstream Corporation as of September 30, 2021 and for the year then ended included in the Regulation A Offering Circular of Clickstream Corporation on Form 1-A POS Amendment 1, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 22, 2022